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                                                                     EXHIBIT 5.1


                                  LAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP


 NEIL E. GRAYSON      999 PEACHTREE STREET, N.E.          OTHER OFFICES:
  (404) 817-6113          FIRST UNION PLAZA         CHARLESTON, SOUTH CAROLINA
INTERNET ADDRESS:             SUITE 1400             CHARLOTTE, NORTH CAROLINA
   NEG@NMRS.COM         ATLANTA, GEORGIA 30309       COLUMBIA, SOUTH CAROLINA
                       TELEPHONE (404) 817-6000      GREENVILLE, SOUTH CAROLINA
                       FACSIMILE (404) 817-6050     MYRTLE BEACH, SOUTH CAROLINA
                             WWW.NMRS.COM                     --------
                                                          MUNICH, GERMANY

                               September 28, 1999


ebank.com, Inc.
2410 Paces Ferry Road
Suite 190
Atlanta, GA 30339

Ladies and Gentlemen:


     We have acted as counsel to ebank.com, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 230,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, which may be issued by the Company upon the exercise of stock options under its 1998 Stock Incentive Plan. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

     This opinion is limited by and is in accordance with the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

     Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,
                              NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.



                              /s/ Neil E. Grayson, Esq.
                              Neil E. Grayson, Esq.